[Graphic Omitted]
           KNOWLEDGE IN ACTION(TM)

                                                   EMCOR GROUP, INC.
                                                   301 Merritt Seven o 6th Floor
                                                   Norwalk, CT  06851

                                                   Phone 203-849-7938
                                                   Fax 203-849-7810



                         FOR:      EMCOR GROUP, INC.
NEWS RELEASE
                         CONTACT:  R. Kevin Matz
                                   Senior Vice President
                                   Shared Services
                                   (203) 849-7938

                                   Financial Dynamics
                                   Investors: Eric Boyriven - 212-850-5600
                                   Linden Alschuler & Kaplan, Inc.
                                   Media: Hannah Arnold - 212-575-4545


               EMCOR GROUP, INC. ANNOUNCES MANAGEMENT REALIGNMENT

NORWALK, CONNECTICUT, February 26, 2004 -- EMCOR Group, Inc. (NYSE: EME) today announced changes to its management structure.

Jeffrey M. Levy has resigned from his position as President and Chief Operating Officer of the Company, effective today. Mr. Levy will remain with the Company in an advisory role during a transition period, before leaving the Company to pursue other interests. Frank T. MacInnis, EMCOR's Chairman and Chief Executive Officer, will assume the additional title and duties of President until a successor to Mr. Levy has been named. EMCOR has begun the recruitment process and has retained Spencer Stuart to advise and assist the Company.

"Jeff has been a key member of our organization since joining the Company in 1992", commented Mr. MacInnis. "He has made valuable contributions to our success in building a strong organization and making EMCOR a worldwide leader in specialty construction and facilities services. We wish Jeff well in his future endeavors."

Mr. MacInnis continued, "The improving economy is providing opportunities for well-managed companies to benefit promptly and directly from increasing demand for their services. EMCOR's geographic market coverage and technical expertise enable us to offer a unique menu of electrical and mechanical construction and facilities services to our customers. Today I am announcing additional changes in our management structure which will enhance our customer focus, shorten our response time, and unify our service offerings."

Michael Parry, age 58, has been appointed to the newly created position of Chief Executive Officer of EMCOR Construction Services, reporting directly to Mr. MacInnis. In his new position, Mr. Parry will oversee the strategic direction and day-to-day operations of the Company's U.S. electrical and mechanical construction operations. Mr. Parry was previously Executive Vice President of EMCOR's Construction Services division with responsibility for electrical operations. Mr. Parry has over 25 years experience in the engineering and construction industry and has been with EMCOR since 1995.

                                    - MORE -

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[Graphic Omitted]
           KNOWLEDGE IN ACTION(TM)

                                                   EMCOR GROUP, INC.
                                                   301 Merritt Seven o 6th Floor
                                                   Norwalk, CT  06851

                                                   Phone 203-849-7938
                                                   Fax 203-849-7810



EMCOR GROUP ANNOUNCES MANAGEMENT CHANGES                                  PAGE 2


John Warga, age 62, who previously worked with Mr. Parry as the Chief Financial Officer of EMCOR's Construction Services division, will work with Mr. Parry in the newly created position of Executive Vice President and Chief Financial Officer of this unit. Mr. Warga has been with EMCOR companies for over 30 years.

Also, as previously announced, William A. Rodgers, Jr., age 46 has been appointed President and Chief Executive Officer of EMCOR Facilities Services, with strategic development and operational management responsibility for EMCOR's U.S. Facilities Services operations. Before joining EMCOR Facilities Services in 2001, Rodgers served in various executive positions in operations, finance and new business development for the integrated facilities management division of Johnson Controls, Inc. Mr. Rodgers will also report directly to Mr. MacInnis.

Mr. MacInnis concluded, "Mike Parry, John Warga, and Bill Rodgers represent the best of EMCOR's talent pool: expert managers who share our core values, our ideals, and our Company's goal - to provide our customers with technical services of the highest quality and to add value to their assets and operations. I look forward to working with all three officers in their new roles."

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

THIS RELEASE MAY INCLUDE "FORWARD LOOKING STATEMENTS." THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES ARE APPROPRIATE. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, GENERAL ECONOMIC AND BUSINESS CONDITIONS, BUSINESS OPPORTUNITIES THAT MAY BE PRESENTED TO AND PURSUED BY THE COMPANY AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE STATEMENTS.

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